Contact:
Lawrence A. Gyenes	Seth Lewis
Senior Vice President, CFO & Treasurer	Vice President
Columbia Laboratories, Inc.	The Trout Group LLC
(973) 486-8860	(646) 378-2952
FOR IMMEDIATE RELEASE
Columbia Laboratories Reports Second Quarter 2012 Financial Results
Management will host Conference Call at 11:00AM EDT Today

LIVINGSTON, NJ - August 8, 2012- Columbia Laboratories, Inc. (Nasdaq: CBRX) today reported financial results for the three- and six- month periods ended June 30, 2012. Highlights of the second quarter include:

•
Net product revenues were $7.4 million in the second quarter of 2012, compared to $4.9 million in the second quarter of 2011, due to higher sales to Merck Serono S.A. (“Merck Serono”) and Watson Pharmaceuticals, Inc. (“Watson”).

•	Gross profit on net product revenues remained the same at 39% compared with the second quarter of 2011.

•	Operating income was $1.7 million in the second quarter of 2012 as operating expenses were down 31% from prior year levels.

•	Net income was $1.9 million, or $0.02 per basic and diluted share.

•	Cash, cash equivalents and short-term investments were $23.0 million at June 30, 2012, up slightly from the immediately preceding quarter.
“We are pleased to report positive operating cash flow for the second quarter of 2012, in line with our stated expectations,” said Frank Condella, Columbia's President and CEO. “Our second quarter results reflect our streamlined operations as well as increases in net product revenues and royalties thanks to our partners, Watson and Merck Serono, who continue to generate strong in-market demand for CRINONE.
“We are encouraged that Watson continues to pursue a path to approval for progesterone vaginal gel for prevention of preterm birth. Meanwhile, we continue to explore strategic options with Cowen and Company to add additional long-term value for our stockholders,” Condella concluded.
Second Quarter Financial Results
Total net revenues for the second quarter of 2012 were comprised of net product revenues primarily for domestic and international sales of CRINONE® (progesterone gel) to Watson and Merck Serono, respectively, and royalties from Watson. In the second quarter of 2011, total net revenues also included sales of STRIANT® (testosterone buccal system), the amortization of deferred revenue recognized from the sale of assets to Watson, and a milestone payment from Watson for the acceptance of the preterm birth New Drug Application (“NDA”) for filing by the U.S. Food and Drug Administration (“FDA”).
Total net revenues for the second quarter of 2012 were $8.2 million, compared to $19.2 million for the second quarter of 2011. The decrease in total net revenues was driven primarily by the recognition of $8.6 million in revenue related to the gain on the sale of the progesterone assets to Watson in July 2010 and the $5.0 million milestone payment from Watson for the acceptance of the NDA filing in the 2011 second quarter, offset in part by a $2.4 million increase in net product revenues and, to a lesser extent, higher royalty revenues.

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Net product revenues were $7.4 million in the second quarter of 2012 compared to $4.9 million in the second quarter of 2011. The $2.4 million increase was primarily due to higher sales to Merck Serono and Watson, offset slightly by a $0.1 million decline in STRIANT revenues due to the sale of STRIANT to Actient Pharmaceuticals, LLC (“Actient”) in April 2011.
Total royalty revenues were $0.8 million in the second quarter of 2012, compared to $0.7 million in the second quarter of 2011, primarily reflecting royalty revenues from Watson on CRINONE products.
There were no other revenues in the second quarter of 2012. For the second quarter of 2011, other revenues were $13.6 million, comprised of the $5.0 million milestone payment from Watson for the acceptance of the preterm birth NDA for filing by the FDA and the amortization of $8.6 million in deferred revenue recognized from the sale of assets to Watson. Amortization concluded in the second quarter of 2011.
Gross profit margin on total net revenues was 46% for the second quarter of 2012, compared to 84% in the second quarter of 2011. Gross profit on net product revenues for the second quarter of 2012 remained the same at 39% compared with the same period in 2011. The higher profit margin on net product revenues in the 2012 quarter resulted primarily from the shift in sales mix to Merck Serono in favor of higher-margin country markets.
Total net operating expenses were $2.1 million in the second quarter of 2012. This compares to $0.5 million in the prior year period, in which a one-time gain of $2.5 million on the sale of STRIANT to Actient was recognized.

•	There were no selling and distribution expenses in the second quarter of 2012 as compared to $30 thousand in the second quarter of 2011, reflecting the sale of STRIANT to Actient.

•
General and administrative costs were $1.9 million in the second quarter of 2012 compared to $2.5 million in the 2011 quarter. The decrease was due to lower professional fees for accounting and legal, and lower personnel costs following the 2012 workforce reduction.

•
Research and development costs were $0.2 million in the second quarter of 2012, compared to $0.5 million in the 2011 quarter, primarily reflecting lower personnel costs following the 2012 workforce reduction and lower project expenses.

Operating income was $1.7 million in the second quarter of 2012, compared to operating income of $15.7 million in the prior year period. The change primarily reflects the amortization of $8.6 million in revenue related to the gain on the sale of the progesterone assets to Watson, the $5.0 million milestone from Watson, and the $2.5 million gain on the sale of STRIANT in the second quarter of 2011, offset, in part, by the $2.4 million increase in net product revenues and slight increase in royalty revenues in the second quarter of 2012.
Other income and expense aggregated to net income of $0.3 million for the second quarter of 2012, compared to $2.6 million in the second quarter of 2011, primarily reflecting the recognition of the $0.2 million change in the fair value of the warrants issued in conjunction with the October 2009 stock issuance resulting from the decrease in Columbia's stock price from March 31, 2012 to June 30, 2012.
As a result, the Company reported net income of $1.9 million, or $0.02 per basic and diluted share, compared to net income of $18.3 million, or $0.21 per basic and $0.16 per diluted share, for the second quarter of 2011.
Cash and Equivalents
At June 30, 2012, Columbia had cash, cash equivalents and short-term investments of $23.0 million, compared to cash, cash equivalents and short-term investments of $22.7 million at March 31, 2012, and

354 Eisenhower Parkway • Plaza I, Second Floor • Livingston, NJ 07039
TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

$25.1 million at December 31, 2011. The Company believes its cash, cash equivalents and short-term investments will sustain its operations for the foreseeable future.

Financial Outlook
Columbia has streamlined the organization to operate as cash flow neutral-to-positive, while maintaining the potential from milestone payments and royalties if Watson is successful in gaining FDA approval and commercializing a progesterone product for the preterm birth indication. The Company is currently evaluating potential strategic transactions to add value for its stockholders. Any significant expenses resulting from pursuing a possible strategic transaction could produce a cash flow negative outcome in the quarters incurred.
Conference Call
As previously announced, Columbia Laboratories will hold a conference call to discuss financial results for the second quarter ended June 30, 2012, as follows:

Date:	Wednesday, August 8, 2012
Time:	11:00 am EDT
Dial-in numbers:	(877) 303-9483 (U.S. & Canada) or (760) 666-3584
Live webcast:	www.columbialabs.com, under 'Investor'
The teleconference replay will be available two hours after completion through Wednesday, August 15, 2012, at (855) 859-2056 (U.S. & Canada) or (404) 537-3406. The conference ID for the replay is 95942736. The archived webcast will be available for one year on the Company's website, www.columbialabs.com, in the 'Investor' section under 'Events'.
About Columbia Laboratories
Columbia Laboratories, Inc. is a publicly traded specialty pharmaceutical company with a successful history of developing proprietary, vaginally administered products for women’s health indications. The Company receives sales and royalty revenues from CRINONE® 8% (progesterone gel), which is marketed by Watson Pharmaceuticals, Inc. in the United States and by Merck Serono S.A. in over 60 foreign countries. Watson is pursuing FDA approval in the U.S. of progesterone vaginal gel to reduce the risk of preterm birth in women with premature cervical shortening, and Columbia maintains its financial interest in the product.

Columbia's press releases and other company information are available online at www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “intends,” “anticipates,” “potential,” “should,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: Watson's and Merck Serono's success in marketing CRINONE for use in infertility in their respective markets; Watson's and Merck Serono's continued desire to develop progesterone vaginal gel 8% for the preterm birth indication in the U.S. and rest of the world, respectively; Columbia's ability to timely regain compliance with the Nasdaq minimum closing bid price rule; Watson's success in obtaining timely approval, if any, of a new drug application (NDA) by the U.S. Food and Drug Administration (FDA) for progesterone vaginal gel 8% for the preterm birth indication; Merck Serono's success in obtaining timely marketing approvals, if any, of progesterone vaginal gel 8% for the preterm birth indication in countries outside the U.S.; the timing and level of success of a future product launch for the preterm birth indication, if any; successful development of a next-generation vaginal progesterone product; difficulties or delays in manufacturing; the availability and pricing of third-party sourced products and materials; successful compliance with FDA and other governmental regulations

354 Eisenhower Parkway • Plaza I, Second Floor • Livingston, NJ 07039
TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com applicable to manufacturing facilities, products and/or businesses; changes in the laws and regulations, including Medicaid; the ability to obtain and enforce patents and other intellectual property rights; the impact of competitive products and pricing; the evaluation of potential strategic transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia's reports filed with the SEC. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.

CRINONE® is a registered trademark of Watson Pharmaceuticals, Inc.
STRIANT® is a registered trademark of Actient Pharmaceuticals, LLC.

Financial tables follow

354 Eisenhower Parkway • Plaza I, Second Floor • Livingston, NJ 07039
TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2012 (unaudited)	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,716,818	$10,114,163
Short-term investments	15,241,961	15,023,999
Accounts receivable, net	4,483,910	4,695,410
Inventories	4,438,658	3,635,730
Prepaid expenses and other current assets	990,016	667,927
Total current assets	32,871,363	34,137,229
Property and equipment, net	2,205,822	1,481,071
Other assets	38,875	464,286
TOTAL ASSETS	$35,116,060	$36,082,586

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,182,460	$3,526,171
Accrued expenses	2,465,245	3,016,596
Deferred revenues	31,250	93,750
Total current liabilities	4,678,955	6,636,517
Deferred revenue	39,889	46,416
Common stock warrant liability	1,703,779	8,168,846
TOTAL LIABILITIES	6,422,623	14,851,779
COMMITMENTS AND CONTINGENCIES
Contingently redeemable series C preferred stock, 600 shares issued and outstanding (liquidation preference of $600,000)	600,000	600,000
SHAREHOLDERS' EQUITY:
Preferred stock, $.01 par value; 1,000,000 shares authorized,
Series B convertible preferred stock,130 shares issued and outstanding (liquidation preference of $13,000)	1	1
Series E convertible preferred stock, 22,740 shares issued and outstanding (liquidation preference of $2,274,000)	227	227
Common Stock $.01 par value; 150,000,000 shares authorized; 87,543,781 and 87,367,313 shares issued in 2012 and 2011, respectively	875,437	873,673
Capital in excess of par value	278,531,355	278,060,138
Less cost of 36,448 treasury shares	(125,381)	(125,381)
Accumulated deficit	(251,385,550)	(258,282,753)
Accumulated other comprehensive income	197,348	104,902
TOTAL SHAREHOLDERS' EQUITY	28,093,437	20,630,807
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$35,116,060	$36,082,586

354 Eisenhower Parkway • Plaza I, Second Floor • Livingston, NJ 07039
TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2012	2011	2012	2011
REVENUES
Net product revenues (including amounts from related party:
2012 - $2,163,183; 2011 - $938,340)	$10,480,461	$8,407,029	$7,361,829	$4,942,085
Royalties (including amounts from related party:
2012 - $1,327,558; 2011 - $1,142,818	1,514,588	1,287,532	834,211	686,719
Other revenues (including amounts from related party:
2012 - $0; 2011 - $21,984,800)	69,028	22,043,897	34,496	13,615,315
Total net revenues	12,064,077	31,738,458	8,230,536	19,244,119
COST OF PRODUCT REVENUES
Cost of product revenues (including amounts from related party:
2012 - $1,966,333; 2011 - $817,488)	6,468,832	5,036,926	4,465,846	3,002,088
Gross profit	5,595,245	26,701,532	3,764,690	16,242,031
OPERATING EXPENSES:
Selling and distribution	—	87,669	—	29,827
General and administrative	4,474,681	4,856,804	1,923,356	2,500,326
Research and development (net of reimbursement from related
party: 2012 - $435,199; 2011 - $2,215,176)	712,750	1,853,550	159,072	507,949
Net gain on U.S. sale of STRIANT	—	(2,533,127)	—	(2,533,127)
Total operating expenses	5,187,431	4,264,896	2,082,428	504,975
Income from operations	407,814	22,436,636	1,682,262	15,737,056
OTHER INCOME (EXPENSE):
Interest income	122,745	4,527	63,624	3,002
Interest expense	—	(7,776)	—	(3,888)
Change in fair value of redeemable warrants	—	(2,721,205)	—	—
Change in fair value of stock warrants	6,465,067	(2,260,183)	205,700	2,797,928
Other, net	(95,747)	(320,187)	(8,776)	(218,327)
Total other income (expense)	6,492,065	(5,304,824)	260,548	2,578,715
Income before taxes	6,899,879	17,131,812	1,942,810	18,315,771
Provision for income taxes	(2,676)	(4,504)	—	(1,576)
NET INCOME	$6,897,203	$17,127,308	$1,942,810	$18,314,195

NET INCOME PER COMMON SHARE:
Basic	$0.08	$0.20	$0.02	$0.21
Diluted	$0.00	$0.19	$0.02	$0.16

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	87,300,585	85,352,044	87,305,184	86,982,750
Diluted	87,300,585	89,534,165	87,344,009	95,851,956

354 Eisenhower Parkway • Plaza I, Second Floor • Livingston, NJ 07039
TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com